UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K/A
(Amendment No. 1)

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  May 30, 2012

Park Sterling Corporation
(Exact name of registrant as specified in its charter)

North Carolina	001-35032	27-4107242
(State or other jurisdiction	(Commission File	(IRS Employer
of incorporation)	Number)	Identification No.)

1043 E. Morehead Street, Suite 201, Charlotte, NC	28204
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:  (704) 716-2134

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Explanatory Note

Park Sterling Corporation (the “Registrant”) is filing this Amendment No. 1 on Form 8-K/A to the Registrant’s Current Report on Form 8-K filed June 1, 2012 (the “Original 8-K”), in order to update disclosures made under Item 5.07 regarding the frequency of future nonbinding shareholder advisory votes regarding the compensation of the Registrant’s named executive officers.  Except for the new disclosure set forth herein, this Amendment No. 1 does not amend the Original 8-K in any way and does not modify or update any other disclosures contained in the Original 8-K.

Item 5.07 Submission of Matters to a Vote of Security Holders.

As previously disclosed, at the Registrant’s 2012 Annual Meeting of Shareholders held on May 30, 2012, a majority of the votes of the Registrant’s shareholders were cast in favor of holding a nonbinding advisory vote on the compensation of the Registrant’s named executive officers every year. In light of this result and other factors considered by the executive committee of the Registrant’s board of directors (the “Executive Committee”), the Executive Committee determined at its regular meeting held on June 27, 2012 that the Registrant will include a nonbinding advisory vote on the compensation of executives in its proxy materials each year until the next required nonbinding shareholder advisory vote on the frequency of shareholder votes on the compensation of executives. Under Securities and Exchange Commission regulations, the Registrant must hold such a frequency vote at least once every six years.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:  July 3, 2012

PARK STERLING CORPORATION

By:	/s/ David L. Gaines
David L. Gaines
Chief Financial Officer